Exhibit 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.001 per share, of CIFC Deerfield Corp., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
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SIGNATURE
     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 15 day of April, 2011.

DFR HOLDINGS, LLC
By:	/s/ Andrew Intrater
	Name:	Andrew Intrater
	Title:	Managing Member

BOUNTY INVESTMENTS, LLC
By:	/s/ Andrew Intrater
	Name:	Andrew Intrater
	Title:	Chief Executive Officer

SANTA MARIA OVERSEAS LTD.
By:	/s/ Andrew Intrater
	Name:	Andrew Intrater
	Title:	Attorney-In-Fact

MAYFLOWER TRUST
By:	/s/ Andrew Intrater
	Name:	Andrew Intrater
	Title:	Attorney-In-Fact

TZ COLUMBUS SERVICES LIMITED
By:	/s/ Andrew Intrater
	Name:	Andrew Intrater
	Title:	Attorney-In-Fact